Exhibit 5.1

November 14, 2019

Aethlon Medical, Inc.

9635 Granite Ridge Drive, Suite 100
San Diego, California 92123

Ladies and Gentlemen:

We have acted as local Nevada counsel to Aethlon Medical, Inc., a Nevada corporation (the “Company”), in connection with the proposed issuance and sale by the Company of (i) up to 1,492,537 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and up to an additional 223,880 shares of Common Stock pursuant to an option under the Underwriting Agreement (as defined below) (collectively, the “Common Shares”), (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase one share of Common Stock (collectively, the “Pre-funded Warrant Shares”) and (iii) placement agent warrants (together with the Pre-funded Warrants, the “Warrants”) to purchase shares of Common Stock (together with the Pre-funded Warrant Shares, the “Warrant Shares” and together with the Common Shares, the “Shares”), all as described in the Company’s Registration Statement on Form S-1 (the “Registration Statement”) and the Prospectus contained therein (the “Prospectus”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Common Shares, the Warrants and the Warrant Shares are hereinafter collectively referred to as the “Securities”. This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities as contemplated by, and as described in, the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed that all such proceedings have been or will be timely completed in the manner presently proposed in the Registration Statement and the Prospectus.

For purposes of issuing the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, including the Prospectus, (ii) the Company’s articles of incorporation and bylaws, each as amended to date, (iii) the form of underwriting agreement relating to sale of the Securities (the “Underwriting Agreement”) and the forms of the Warrants, each filed as an exhibit to the Registration Statement, and (iv) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate. We have also obtained from officers, representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) each natural person executing any of the documents we reviewed has sufficient legal capacity to do so; (ii) all documents submitted to us as originals are authentic, the signatures on all documents we reviewed are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (iii) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete; and (iv) after any issuance of Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s articles of incorporation.

100 North City Parkway, Suite 1600
Las Vegas, NV 89106-4614
main 702.382.2101

bhfs.com	Brownstein Hyatt Farber Schreck, LLP

Aethlon Medical, Inc.

November 14, 2019

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1.                  The Securities have been duly authorized by the Company.

2.                  If, when and to the extent any Common Shares are issued and sold in exchange for payment in full to the Company of all consideration required therefor, each in the manner contemplated by the Underwriting Agreement, the Registration Statement and the Prospectus, and in accordance with the proceedings described therein, such Common Shares will be validly issued, fully paid and nonassessable.

3.                  If, when and the to the extent any Warrant Shares are issued in accordance with the terms of, and in the manner contemplated by, the relevant Warrant(s), including the due and proper exercise of such Warrant(s) in accordance therewith and payment in full to the Company of any and all consideration for such Warrant Shares as required thereunder, and in accordance with the proceedings described in, and in the manner contemplated by, the Registration Statement and the Prospectus, such Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP

Brownstein Hyatt Farber Schreck, LLP